SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 29, 2024

NORTECH SYSTEMS INCORPORATED
(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N. Ste 150, Maple Grove, MN 55369
(Address of principal executive offices)

(952) 345-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On February 29, 2024, we replaced our asset backed line of credit agreement with $15 million Senior Secured Revolving Line of Credit with Bank of America, N.A. (the “Revolver”). The maturity date of the Revolver is February 29, 2027. The Revolver allows for borrowings at a defined base rate, or at the one, three or six month Secured Overnight Finance Rate, also known as “SOFR”, plus a defined margin.  If we prepay SOFR borrowings before their contractual maturity, we have agreed to compensate the bank for lost margin, as defined in the Revolver agreement. We are required to quarterly pay a 20-basis point fee on the unused portion of the Revolver. The Revolver is an amendment and restatement of our $16 million asset backed line of credit agreement with Bank of America which, as amended, was to expire on June 15, 2025. We were in compliance with all the financial covenants under the asset backed line of credit agreement as of and for the year ended December 31, 2023. No termination penalties were incurred by the Company in connection with the replacement of the asset backed line of credit agreement with the Revolver.

The Revolver requires us to not exceed 2.5 times leverage ratio and requires us to maintain at least a 1.25 times minimum fixed charge coverage ratio, both of which are defined in the Revolver agreement. There are no subjective acceleration clauses under the Revolver that would accelerate the maturity of our outstanding borrowings.  The Revolver contains certain covenants which, among other things, require us to adhere to regular reporting requirements, abide by shareholder dividend limitations, maintain certain financial performance, and limit the amount of annual capital expenditures.  The Revolver is secured by substantially all our assets.

ITEM 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of February 29, 2024, by and between Nortech Systems Incorporated and Bank of America, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2024

Nortech Systems Incorporated
(Registrant)

/s/ Andrew D.C. LaFrence
Andrew D.C. LaFrence Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of February x, 2024, by and between Nortech Systems Incorporated and Bank of America, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)